                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY



     The undersigned directors of Insurance Auto Auctions, Inc. (the "Corporation"), hereby appoint Thomas C. O'Brien and Mark W. Russell as their true and lawful attorney-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Exchange Act of 1934, as amended, the Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     This Power of Attorney shall automatically terminate at the close of business on March 31, 2001.

     In witness whereof, the undersigned has executed this Power of Attorney on this 21st day of March, 2001.


                  NAME                             TITLE
                  ----                             -----



/s/ Joseph F. Mazzella                             Chairman of the Board
- ------------------------------------------
Joseph F. Mazzella


/s/ Thomas C. O'Brien                              Director and CEO
- ------------------------------------------
Thomas C. O'Brien


/s/ Maurice A. Cocca                               Director
- ------------------------------------------
Maurice A. Cocca


/s/ Susan B. Gould                                 Director
- ------------------------------------------
Susan B. Gould


/s/ Peter H. Kamin                                 Director
- ------------------------------------------
Peter H. Kamin


/s/ Melvin R. Martin                               Director
- ------------------------------------------
Melvin R. Martin


/s/ Jeffrey W. Ubben                               Director
- ------------------------------------------
Jeffrey W. Ubben


/s/ John K. Wilcox                                 Director
- ------------------------------------------
John K. Wilcox